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                                                                      Exhibit 9

                      BROWN, WOOD, IVEY, MITCHELL & PETTY

                 ONE WORLD TRADE CENTER, NEW YORK, N.Y. 10048


                                 212-839-5300

                                     -----

                           TELECOPIER: 212-839-5599


                                                August 14, 1985

Merrill Lynch California Municipal
 Series Trust
633 Third Avenue
New York, New York 10017

Dear Sirs:

        We have acted as counsel for Merrill Lynch California Municipal Series Trust, a trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), in connection with the organization of the Trust, its registration as an open-end investment company under the Investment Company Act of 1940 and the division of the shares of beneficial interest of the Trust, par value $.10 per share, to create a separate series of the Trust designated "Merrill Lynch California Tax-Exempt Fund". This opinion is being furnished in connection with the registration of an indefinite number of shares of beneficial interest of Merrill Lynch California Tax Exempt Fund (the "Shares") under the Securities Act of 1933, which is being effected pursuant to a registration statement on Form N-1A (File No. 2-96581), as amended (the "Registration Statement").

        As counsel for the Trust, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Declaration of Trust of the Trust, as amended, the By-Laws of the Trust, the instrument creating Merrill Lynch California Tax-Exempt Fund and such other documents as we have deemed relevant to the matters referred to in this option.

        Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of beneficial interest of the Trust.

        In rendering this opinion, we have relied as to matters of Massachusetts law upon the opinion of Gaston Snow & Ely Bartlett, dated August 6, 1985, rendered to the Trust.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statements and to the use of our name in the prospectus and statement of additional information constituting parts thereof.


                                        Very truly yours,


                                        /s/ Brown, Wood, Ivey, Mitchell & Petty


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